UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
FORM 8-K
____________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 30, 2018
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THE AES CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	1-12291	54-1163725
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

4300 Wilson Boulevard, Suite 1100
Arlington, Virginia		22203
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code: (703) 522-1315

Not applicable
(Former name or former address, if changed since last report)
_____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 30, 2018, The AES Corporation (“AES”) and Brian A. Miller mutually determined that Mr. Miller will depart from his role as AES’ Executive Vice President, General Counsel, and Corporate Secretary effective on February 21, 2018 in connection with an internal strategic reorganization. Mr. Miller has served as AES’ General Counsel since 2005, and will remain with AES through March 31, 2018 as a senior advisor to the Chief Executive Officer and successor General Counsel to ensure an orderly transition of his duties.
On January 30, 2018, AES appointed Paul L. Freedman to succeed Mr. Miller as Senior Vice President and General Counsel, effective February 21, 2018.
Pursuant to the terms and conditions of AES’ Amended and Restated Executive Severance Plan (the “Plan”), Mr. Miller will be entitled to receive (subject to his execution (and non-revocation) of a general release in favor of AES): (i) a severance payment equal to one times his annualized base salary plus annual target bonus for fiscal year 2018; (ii) a pro rata bonus, to the extent earned, for fiscal year 2018; (iii) the continuation of medical, dental, and vision benefits for a period of 12 months; (iv) outplacement benefits; and (v) reimbursement of business expenses. Pursuant to the terms of the Plan, Mr. Miller’s general release also incorporates customary confidentiality, non-disparagement, protection of intellectual property provisions, and one-year employee non-solicit covenants set forth in the Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE AES CORPORATION

		By:	/s/ Andres Gluski
		Name:	Andrés Gluski
		Title:	President and Chief Executive Officer

Date:	February 5, 2018

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